Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

May 15, 2012

Board of Directors

F.N.B. Corporation

One F.N.B. Boulevard

Hermitage, Pennsylvania 16148

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to F.N.B. Corporation, a Florida corporation (the “Corporation), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by the Corporation, as issuer, for the registration of the sale from time to time of the following:

1. Shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”);

2. Shares of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”);

3. Senior debt securities in one or more series and/or subordinated debt securities in one or more series (the senior and/or subordinated debt securities, together, the “Debt Securities”), which the Corporation may issue under those respective indentures between the Corporation and trustees to be selected by the Corporation (each, a “Trustee”) and that are filed as Exhibit 4.5 and Exhibit 4.7 to the Registration Statement (each indenture, including any supplements to that indenture, is referred to herein as an “Indenture”);

4. Depositary shares (the “Depositary Shares”) evidenced by depositary receipts representing fractional shares of Preferred Stock, which the Corporation may issue under a deposit agreement (a “Depositary Agreement”) between the Corporation and a bank or trust company to be selected by the Corporation as depositary agent (the “Depositary Agent”), to be dated on or about the date of the first issuance of Depositary Shares thereunder;

5. Warrants to purchase the Common Stock, the Preferred Stock, the Debt Securities or the Depositary Shares (the “Warrants”), which the Corporation may issue under a warrant agreement (the “Warrant Agreement”) between the Corporation and a warrant agent to be selected by the Corporation (the “Warrant Agent”), to be dated on or about the date of the first issuance of Warrants thereunder;

6. Stock purchase contracts for the purchase from the Corporation or sale to the Corporation of the Common Stock, the Preferred Stock or the Depositary Shares (the “Stock Purchase Contracts”);

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7. Stock purchase units consisting of a Stock Purchase Contract and any combination of Debt Securities, Common Stock, other Stock Purchase Contracts and debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the securities under the Stock Purchase Contract (the “Stock Purchase Units”); and

8. Units comprised of one or more of the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Stock Purchase Contracts or the Stock Purchase Units (the “Units”), which the Corporation may issue under a unit agreement (the “Unit Agreement”) between the Corporation and a unit agent to be selected by the Corporation (the “Unit Agent”), to be dated on or about the date of the first issuance of Units thereunder.

We collectively refer to the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Securities Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Units herein as the “Securities.” The Corporation is registering the Securities for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any amendments or supplements thereto, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments and have made such investigation of fact and such examination of law as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Corporation, public officials and other appropriate persons.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents, the due authorization, execution and delivery of all agreements, instruments and other documents by the parties thereto (other than the Corporation), and that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Corporation, enforceable against each such other party in accordance with their respective terms. We have assumed that the choice of New York law to govern the Indentures and any supplemental indentures thereto is a valid and legal provision. We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Corporation to any agreement with respect to any of the Securities.

We have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration

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Statement, the Prospectus and the applicable Prospectus supplements, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (v) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (vi) the Depositary Agreement, the Warrant Agreement, the Stock Purchase Contract and the Unit Agreement will in each case be duly authorized, executed and delivered by all parties thereto other than the Corporation, (vii) any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Corporation, (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (ix) with respect to shares of the Common Stock or the Preferred Stock offered, there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Corporation’s Articles of Incorporation and not otherwise reserved for issuance and the consideration for the issuance and sale of the Common Stock and the Preferred Stock will be in cash in an amount not less than the par value of those Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications stated in this opinion, we are of the opinion that:

1. When the necessary corporate action on the part of the Corporation has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Corporation, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any Security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2. Upon determination of the preferences, limitations and relative rights of any series of Preferred Stock by the Board of Directors of the Corporation and the proper filing with the Department of State of the State of Florida of articles of amendment to the Corporation’s Articles of Incorporation

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which set forth the terms of such series of Preferred Stock, all necessary corporate action on the part of the Corporation will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Corporation, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) for the consideration approved by the Board of Directors, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Corporation; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

4. When the Depositary Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary Agent and the Corporation and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Depositary Agreement, including the determination by the Board of Directors of the Corporation of the preferences, limitations and relative rights of the Preferred Stock underlying such Depositary Shares and the filing with the Department of State of the State of Florida of articles of amendment to the Corporation’s Articles of Incorporation which set forth the terms of the Preferred Stock, and the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets certain requirements for the depositary as referenced in the Registration Statement) under the applicable Depositary Agreement, and the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the Depositary Agreement and the applicable underwriting or other agreement approved by the Board of Directors, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued.

5. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Corporation; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

6. When the governing instrument or agreement to be entered into in connection with the issuance of particular Stock Purchase Contracts or Stock Purchase Units (the “Purchase Agreement”) has been duly authorized, executed and delivered by the stock purchase contract agent or stock purchase unit agent to be named therein and the Corporation; the specific terms of the Stock Purchase Contracts or Stock Purchase Units have been duly authorized and established in accordance with the Purchase Agreement; and such Stock Purchase Contracts or Stock Purchase Units have been duly authorized, executed, issued and delivered in accordance with the Purchase Agreement and the applicable underwriting or other agreement, such Stock Purchase Contracts or Stock Purchase Units will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

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7. When the Unit Agreement to be entered into in connection with the issuance of any Unit has been duly authorized, executed and delivered by the Unit Agent and the Corporation; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Corporation with the terms of such Security, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

We express no opinion as to the law of any jurisdiction other than the Florida Business Corporation Act, the substantive laws of the State of New York (without reference to choice of law rules) and the federal law of the United States, all as in effect on the date hereof. We express no opinion herein with respect to compliance by the Corporation with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP